UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2007

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On July 25, 2007, Susquehanna Bancshares, Inc. (“Susquehanna”) entered into new Employment Agreements with Michael M. Quick, James G. Pierne and Edward Balderston, Jr. (the “Employment Agreements”). Of the three executives, only Mr. Quick is a Named Executive Officer of Susquehanna. The Employment Agreement for each of Messrs. Quick and Pierne superseded employment agreements that were previously in place. Mr. Balderston did not previously have an employment agreement.

Salary and Titles

Under the terms of the Employment Agreements, the executives have the following titles and salaries:

Name	Title	Annual Salary
Michael M. Quick	Executive Vice President and Chief Credit Officer	$316,680
James G. Pierne	Executive Vice President and Group Executive	$290,000
Edward Balderston, Jr.	Executive Vice President and Chief Administrative Officer	$272,513

Duties and Term of Agreement

Except for the executives’ titles and salaries, the Employment Agreements are identical. Each executive agrees to assume such duties and responsibilities as may be consistent with his title and as may be assigned by the Board of Directors or the Chief Executive Officer of Susquehanna. Each Employment Agreement has a term that ends on December 31, 2009, and in the event that neither the executive nor Susquehanna informs the other party of its desire not to renew the Employment Agreement before November 1 of any year, the term will be automatically extended by one year.

Termination

Under the terms of their respective Employment Agreements, the executives may be terminated by Susquehanna with “Cause,” without “Cause” or resign due to an “Adverse Change.”

The executive’s employment may be terminated by Susquehanna with “Cause” upon occurrence of any of the following: (i) the executive’s personal dishonesty; (ii) the executive’s incompetence or willful misconduct; (iii) a breach by the executive of fiduciary duty involving personal profit; (iv) the executive’s intentional failure to perform stated duties; (v) the executive’s willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (vi) the issuance of a final cease-and-desist order by a state or federal agency to the extent such cease-and-desist order requires the executive’s termination; or (vii) a material breach by the executive of any provision of his Employment Agreement.

The executive may terminate his employment due to an “Adverse Change” upon the occurrence of any of the following: (i) a significant change in the nature or scope in the executive’s duties or material reduction in the executive’s authority, status or responsibility; (ii) an increase by more than 20% of the time required to be spent by the executive 60 miles or more beyond our geographic market area without the executive’s consent; (iii) a reduction in the executive’s base compensation; (iv) any other material and willful breach by Susquehanna of any other provision of the executive’s employment agreement; or (v) delivery of notice of Susquehanna’s intent not to renew the executive’s employment agreement.

Upon a termination of employment without “Cause” or due to an “Adverse Change,” each executive will be entitled to the payments and/or benefits described below:

•	payment of all accrued and unpaid base salary through the date of termination;

•	payment for all accrued but unused vacation days;

•	payment of any bonus payable for the period ending prior to termination of employment;

•

bi-weekly payments for a period of 1 year following termination of employment (such time period is hereinafter referred to as the “Severance Period”), equal to 1/26 of the “Average Annual Compensation,” defined as the average of the base compensation and annual bonuses received by the executive with respect to the 3 most recently completed calendar years;

•	the benefit accrued under all defined benefit pension plans had the executive remained employed for the Severance Period; and

•	continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the Severance Period.

Additionally, each executive is bound by certain non-competition and non-solicitation covenants which extend for a period of 1 year following termination of employment.

Death, Disability or Retirement

In the event of the executive’s termination of employment due to death, disability or retirement, any unvested stock options or restricted stock immediately vest. In addition, in the event of the executive’s termination of employment due to retirement, the executive may exercise his stock options any time during the remaining term of the option, regardless of employment status.

Termination Following a Change in Control

In the event the executive’s employment is terminated without “Cause” or due to an “Adverse Change” following a change in control, the executive will be entitled to the following:

•	the same benefits described above except that the Severance Period will be extended from 1 year to 3 years; and

•

an additional fully vested benefit under Susquehanna’s Supplemental Executive Retirement Plan (“SERP”) equal to the difference between: (A) the benefit that the executive would have accrued under all of Susquehanna’s defined benefit pension plans, assuming: (i) the executive remained continuously employed by Susquehanna until the third anniversary of the Change in Control, (ii) the executive’s compensation increased at a rate of 4% per year, and (iii) the terms of all such pension plans remained identical to those in effect immediately prior to the change in control; and (B) the actual benefit due to the executive under all of Susquehanna’s defined benefit plans.

In order to receive any severance or termination payments or benefits described above, each executive is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by Susquehanna.

In the event that it is determined that any payment by Susquehanna to or for the benefit of the executive would be a so-called “golden parachute payment” and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, the executive shall receive a payment sufficient to place the executive in the same after tax position as if no excise tax had been applicable (“Parachute Gross-up Payment”). However, if the imposition of the excise tax could be avoided by the reduction of payments due to the executive by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.

In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become payable at target levels, without regard to whether the executive remains employed by Susquehanna and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of the executive’s employment agreements will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 25% or more of either the then outstanding shares of Susquehanna’s stock or the combined voting power of Susquehanna’s outstanding securities;

•

if during any 24 month period, the individuals who, at the beginning of such period, constitute the Board of Directors of Susquehanna (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board of Directors;

•

the merger or consolidation of Susquehanna with another corporation other than (A) a merger or consolidation which results in Susquehanna’s voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities of the surviving corporation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person becomes a beneficial owner of Susquehanna’s securities representing 40% or more of either the then outstanding shares of Susquehanna’s stock or the combined voting power of Susquehanna’s outstanding securities; or

•	a liquidation, dissolution or sale of substantially all of Susquehanna’s assets.

Upon a Change in Control, the length of the restricted covenant period described above will be extended from 1 year to 3 years.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement, dated July 25, 2007, between Susquehanna Bancshares, Inc. and Michael M. Quick.

10.2	Employment Agreement, dated July 25, 2007, between Susquehanna Bancshares, Inc. and James G. Pierne.

10.3	Employment Agreement, dated July 25, 2007, between Susquehanna Bancshares, Inc. and Ed Balderston, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC. (Registrant)

By:	DREW K. HOSTETTER
Drew K. Hostetter Executive Vice President and Chief Financial Officer

Dated: July 30, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement, dated July 25, 2007, between Susquehanna Bancshares, Inc. and Michael M. Quick.

10.2	Employment Agreement, dated July 25, 2007, between Susquehanna Bancshares, Inc. and James G. Pierne.

10.3	Employment Agreement, dated July 25, 2007, between Susquehanna Bancshares, Inc. and Ed Balderston, Jr.